EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-107519) of DiCon Fiberoptics, Inc. of our report dated May 11, 2005, except as to Note 18, which is as of June 13, 2005 relating to the consolidated financial statements of DiCon Fiberoptics, Inc. and the financial statement schedule, which appears in this Form 10-KSB.

/s/ Burr, Pilger & Mayer LLP

Burr, Pilger & Mayer LLP
San Francisco, California
June 28, 2005